UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual meeting of stockholders (the “Annual Meeting”) on May 19, 2016. At the Annual Meeting, there were 13,599,601 shares of common stock of the Company present in person or represented by proxy and entitled to vote. The Company’s stockholders were asked to vote on the following three proposals, each of which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2016 (the “Proxy Statement”): (1) the election of seven directors, (2) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2016, and (3) advisory approval of executive compensation.

Proposal #1 - Election of Directors. The stockholders elected the seven nominees listed below to hold office until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the following vote:

Nominee	For	Against	Abstain	Broker Non-Votes
Eugene I. Davis	8,839,502	3,554,361	31,258	1,174,480
William J. Sandbrook	12,400,207	21,858	3,056	1,174,480
Kurt M. Cellar	12,330,807	91,285	3,029	1,174,480
Michael D. Lundin	12,327,513	94,568	3,040	1,174,480
Robert M. Rayner	11,017,772	1,403,498	3,851	1,174,480
Colin M. Sutherland	11,017,776	1,404,316	3,029	1,174,480
Theodore P. Rossi	12,327,141	95,152	2,828	1,174,480

Proposal #2 - Ratification of Grant Thornton LLP. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2016, by the following vote:

For	Against	Abstentions	Broker Non-Votes
13,515,254	78,950	5,397	—

Proposal #3 - Advisory Approval of Executive Compensation. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement by the following vote:

For	Against	Abstentions	Broker Non-Votes
12,073,461	338,777	12,883	1,174,480

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: May 20, 2016	By:	/s/ Joseph C. Tusa, Jr.
Joseph C. Tusa, Jr.
Senior Vice President and Chief Financial Officer